SUPERPRIORITY DEBTOR-IN-POSSESSION GUARANTEE AND COLLATERAL AGREEMENT
by and among
BALLY TOTAL FITNESS HOLDING CORPORATION,
and certain of its Domestic Subsidiaries
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent
Dated as of August 22, 2007

 i

 ii

SUPERPRIORITY DEBTOR-IN-POSSESSION GUARANTEE AND COLLATERAL AGREEMENT
          SUPERPRIORITY DEBTOR-IN-POSSESSION GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Agreement”), dated as of August 22, 2007, made by BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Borrower”) and each of the other signatories hereto (together with Borrower and any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Creditors (as defined below) (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Collateral Agent, the several lenders from time to time parties thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as Administrative Agent, Wells Fargo Foothill, LLC, as Revolving Credit Agent and The CIT Group/Business Credit, Inc., as Revolving Syndication Agent, are parties to that certain Superpriority Debtor-in-Possession Credit Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”);
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement have been and will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor has derived and will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
          WHEREAS, the Operating Banks (as defined in the Credit Agreement) have provided, and may from time to time provide, independently of the Lenders and the Credit Agreement, customary banking deposit, disbursement services and cash management services to the Borrower and/or its Subsidiaries in connection with the Demand Deposit Accounts (as defined in the Credit Agreement) established by the Borrower and/or its Subsidiaries with such Operating Banks;
          WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Guarantee and Collateral Agreement to secure payment of the Obligations;

          WHEREAS, the grant of the security interest, pledge and Lien contained herein has been authorized pursuant to the Bankruptcy Code by the Final Order; and
          WHEREAS, to supplement the Final Order without in any way diminishing or limiting the effect of the Final Order or the security interest, pledge and Lien granted thereunder, the parties hereto desire to more fully evidence and set forth their respective rights in connection with such security interest, pledge and Lien.
          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Creditors, as follows:
               SECTION 1. DEFINED TERMS
          1.1 Definitions. (a) Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the New York UCC are used herein as so defined: Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights and Supporting Obligations.
     (b) The following terms shall have the following meanings:
     “Accounts”: as defined in the New York UCC including accounts, accounts receivable and other rights of any Grantor to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.
     “Agreement”: as defined in the preamble.
     “Borrower Obligations”: the collective reference to all loans, advances, Loans, debts, liabilities and monetary obligations owing to any Agent, any Lender, any Issuing Lender, any of the Interest Expense Hedging Agreement Counterparties or any of them or any of their respective successors and assigns, of any kind or nature, present or future, arising under this Agreement, the Credit Agreement or under any other Credit Document or under any Interest Expense Hedging Agreement with any of the Interest Expense Hedging Agreement Counterparties, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a letter of credit (or payment of any draft drawn thereunder), loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (whether or not such interest would be an allowed claim in a bankruptcy or similar proceeding against any Grantor), charges, expenses, fees, reasonable attorneys’ fees and disbursements and paralegals’ fees, and any other sums in each case to the extent chargeable to any Grantor under this Agreement or any other Credit Document.

     “Carve-Out”: as defined in Section 3.1.
     “Carve-Out Trigger Notice”: as defined in Section 3.1.
     “Collateral”: as defined in Section 4.1.
     “Collateral Account”: as defined in Section 7.1(b).
     “Collateral Agent”: as defined in the recitals.
     “Contracts”: all contracts and agreements to which the Grantor is a party on the date hereof or becomes a party subsequent to the date hereof, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.
     “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Credit Agreement”: as defined in the recitals.
     “Excluded Accounts”: (i) any Demand Deposit Account or deposit account with an average daily balance of less than $500,000 individually or $2,000,000 in the aggregate for all such accounts, (ii) tax accounts, or (iii) payroll accounts.
     “General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such

Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
     “Grantor”: as defined in the recitals.
     “Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and the Operating Bank Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent, or to any other Secured Creditor) that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document.
     “Guarantors”: the collective reference to each Grantor other than the Borrower.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
     “Issuers”: the collective reference to each issuer of a Pledged Security.
     “Lenders”: as defined in the recitals.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of the Borrower, the Borrower Obligations and the Operating Bank Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Pledged LLC Interests”: all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.
     “Pledged Notes”: all promissory notes listed on Schedule 2 under the heading “Pledged Notes” (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business or any promissory note not otherwise required to be delivered hereunder).
     “Pledged Partnership Interests”: in each case, whether now existing or hereafter acquired, all of each Grantor’s right, title and interest in and to:
     (i) any Issuer listed on Schedule 2 under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time), but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Collateral Agent or its designee, on behalf of the Secured Creditors, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);
     (ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;
     (iii) any other Property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;
     (iv) any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;

     (v) the partnership agreement or other organizational documents of any such Issuer;
     (vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and
     (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.
     “Pledged Securities”: the collective reference to the Pledged Notes, the Pledged Stock, the Pledged LLC Interests and the Pledged Partnership Interests.
     “Pledged Stock”: the shares of Capital Stock listed on Schedule 2 (as amended from time to time).
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Receivables”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance, including without limitation, any Account.
     “Secured Creditors”: the collective reference to, the Agents, the Lenders, the Issuing Lenders and the Operating Banks in their separate financial arrangements with Borrower, the Agents, the Lenders or the Issuing Lenders, and the Interest Expense Hedging Agreement Counterparties, each in connection with the Secured Obligations.
     “Secured Obligations”: the collective reference to (i) the Borrower Obligations, (ii) the Operating Bank Obligations and (iii) the Guarantor Obligations of all Guarantors.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, excluding “Intent to Use” filings, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
     “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6; excluding “Intent to Use” filings.
          1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (b) References to Exhibits and Schedules are to those to this Agreement, unless otherwise indicated.
          (c) References to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all amendments, supplements and other modifications to such instruments, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of this Agreement or the Credit Agreement.
          (d) References to Persons include their respective permitted successors and assigns and, in the case of governmental authorities, Persons succeeding to their respective functions and capacities.
          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (f) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
          (g) The phrase “on the date hereof” and similar phrases shall mean August 22, 2007.
SECTION 2. GUARANTEE
          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of (i) any other agent under the Credit Agreement, (ii) each Lender, and (iii) each Interest Expense Hedge Agreement Counterparty (collectively, the “Beneficiaries” and each a “Beneficiary”), the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations, and each of the Guarantors further agrees to pay any and all reasonable costs and out-of-pocket expenses (including, without limitation, reasonable fees and out of pocket expenses of counsel) which may be paid or incurred by the Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Borrower Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under the provisions of this Section 2.
          (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit

Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Operating Bank hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than contingent indemnification obligations for which no claim has been asserted) shall have been satisfied by payment in full, no Letter of Credit shall be outstanding (unless such Letter of Credit shall have been cash collateralized, returned or backstopped in accordance with the Credit Agreement) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than contingent indemnification obligations for which no claim has been asserted) are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit shall have been cash collateralized, returned or backstopped in accordance with the Credit Agreement) and the Commitments are terminated.
          (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Beneficiary on account of its liability hereunder, it will promptly notify the Collateral Agent in writing that such payment is made under this Section 2 for such purpose.
          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Lenders, and each Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          2.3 Subordination of Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Operating Bank, each Guarantor agrees not to exercise any right of subrogation to any of the rights of the Collateral Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Lender for the payment of the Borrower Obligations, each Guarantor agrees not to seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Lenders by the Borrower on account of the Borrower Obligations (other than contingent indemnification obligations for which no claim has been asserted) are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit shall have been cash collateralized, returned or backstopped in accordance with the Credit Agreement) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), such amount shall be held by such Guarantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations in accordance with the terms of the Credit Agreement.
          2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Lender may be rescinded by the Collateral Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Lender, and the Credit Agreement, any other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Majority Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor (other than payment or performance in full of the Secured Obligations)) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.6 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the office of the Collateral Agent located at 1585 Broadway, Floor 2, New York, New York 10036.
SECTION 3. PRIORITY AND LIENS
          3.1 Superpriority Claims and Liens. Each Grantor hereby covenants, represents and warrants that, upon entry of the Final Order, the Obligations of the Grantors under the Credit Documents: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute joint and several allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b), 507(a) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all tangible and intangible property of the Grantors that is not subject to Existing Liens or post-petition Liens permitted hereunder that secure (A) post-petition Capitalized Leases or purchase money financings permitted to be entered into under the Credit Agreement or (B) obligations not to exceed $4 million, owing to JPMorgan Chase, N.A., in connection with procurement card obligations and the cash management system of the Grantors (collectively, “Cash Management Obligations”); (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all tangible and intangible property of the Grantors that is subject to Existing Liens and to post-petition Liens permitted hereunder that secure post-petition Capitalized Leases or purchase money financings permitted to be entered into hereunder or Cash Management Obligations, junior to such Existing Liens and the Liens granted in connection with such Cash Management Obligations, Capitalized Leases and purchase money financings; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all of the tangible and intangible property of Grantors that is subject to existing Liens that secure the Grantors’ Debt and other obligations under the Prepetition Facility and any Liens that are junior thereto (but subject to any Existing Liens to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code), including any Liens granted on or after the Filing Date to provide adequate protection in respect of the Prepetition Facility (provided, that notwithstanding anything to the contrary in clauses (a)(ii) to (a)(iv) herein, in no event shall the Obligations be secured by any pledge in excess of 65% of the capital stock of its direct foreign subsidiaries or any of the capital stock or interests of indirect foreign subsidiaries (if adverse tax consequences could result to the Grantors) or joint ventures interest (if otherwise prohibited or requiring the consent of any third party)); in the case of each of clauses (i) through (iv) subject only to (x) on and after delivery of notice by the applicable Agent to the Borrower that an Event of Default has occurred and the Lenders desire to trigger the Carve-Out (a “Carve-Out Trigger Notice”), the payment of allowed and unpaid professional fees and disbursements incurred by the Grantors, any statutory committees appointed in the Cases, and the adhoc noteholders’ committee, on or after the date of delivery of the Carve-Out Trigger Notice in an aggregate amount not in excess of $5,000,000 plus the amount of unpaid professional fees and expenses incurred by the Grantors prior to the date of delivery of the Carve-Out Trigger Notice and (y) the payment of fees pursuant to 28 U.S.C. § 1930 ((x) and (y), together, the “Carve-Out”), provided that, except as otherwise provided in the Final Order, no portion of the Carve- Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Grantors owing to the lenders, agents or indemnified parties under the Facility or to the collateral securing the Facility. The Lenders agree that so long as no Event of Default shall have occurred and be continuing, the Grantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. § 330 and 11 U.S.C. § 331, as the same may be due and payable, and the same shall not reduce the Carve-Out. The foregoing shall not be construed as a consent to the allowance of any fees and expenses referred to above and shall not affect the right of the Agents and the Lenders to object to the allowance and payment of such amounts.
          3.2 Real Property. Subject in all respects to terms of the Final Order, the priorities set forth in Section 3.1 above and to the Carve-Out, the Grantors grant to the Collateral Agent on behalf of the Secured Creditors a security interest in, and mortgage on, all of the right, title and interest of the Grantors in all real property owned by the Grantors, together in each case with all of the right, title and interest of the Grantors in and to all buildings, improvements, and fixtures related thereto, all general intangibles relating thereto and all proceeds thereof. Each Grantor acknowledges that, pursuant to the Final Order, the Liens in favor of the Collateral

Agent on behalf of the Secured Creditors in all of such owned real property shall be perfected without the recordation of any instruments of mortgage or assignment. Each Grantor agrees that, upon the request of the Collateral Agent, such Grantor shall promptly enter into separate fee or leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Collateral Agent.
          3.3 Set Off. Subject to Article VIII of the Credit Agreement, upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust and tax accounts) at any time held and other indebtedness at any time owing by each such Agent and each such Lender to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor under the Credit Documents, whether or not such obligations are then due. The rights of each Secured Creditor under this Section 3.3 are in addition to other rights and remedies which such they may have upon the occurrence and during the continuance of any Event of Default under the Credit Documents and the Final Order.
          3.4 Discharge. Each Grantor agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming the Plan of Reorganization (and Borrower and each Guarantor, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Final Order and described in Section 3.1 and the Liens granted to the Collateral Agent pursuant to the Final Order and the Collateral Documents shall not be affected in any manner by the entry of an order confirming the Plan of Reorganization.
SECTION 4. GRANT OF SECURITY INTEREST
          4.1 Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all of the following property now owned or at any time acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) all Accounts; all Deposit Accounts; all Letter-of-Credit Rights; all Supporting Obligations;
     (b) all Chattel Paper;
     (c) all Commercial Tort Claims as described on Schedule 3 (as amended from time to time);
     (d) all Contracts;
     (e) all Documents;

     (f) all Equipment;
     (g) all General Intangibles;
     (h) all Instruments;
     (i) all Intellectual Property;
     (j) all Inventory;
     (k) all Investment Property;
     (l) all Pledged Securities;
     (m) all Receivables;
     (n) all Goods;
     (o) all books and records pertaining to the Collateral; and
     (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Anything herein to the contrary notwithstanding, the term “Collateral” and any other defined term constituting part of the Collateral shall not include (i) any of the outstanding capital stock of a direct Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote or any of the capital stock or interests of any indirect Foreign Subsidiary (if, in either case, adverse tax consequences could result to the Grantors) or joint ventures interest (if otherwise prohibited or requires the consent of any third party), (ii) any of the outstanding capital stock of Lincoln Indemnity Company, and (iii) any claim or cause of action under sections 502(d), 544, 545, 547, 548, 550 or 551 of the Bankruptcy Code (“Avoidance Actions”), provided that any Proceeds from Avoidance Actions shall be included in the Collateral.
     Notwithstanding the foregoing, the Grantors shall not have any obligation to perfect the Collateral Agent’s interest in Intellectual Property outside the United States under this Agreement or any other Credit Document.
          4.2 Formalities. (a) Stock Powers. Concurrently with the delivery to the Collateral Agent of each certificate representing one or more shares of Pledged Stock to the Collateral Agent, the Grantor owning such Pledged Stock shall deliver an undated stock power covering such certificate, duly executed in blank by such Grantor.
          (b) Powers; Registration of Partnership Pledge. Concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged LLC Interests or Pledged

Partnership Interests, the Grantor owning such Pledged LLC Interests or Pledged Partnership Interests shall, if requested by the Collateral Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.
SECTION 5. REPRESENTATIONS AND WARRANTIES
          To induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Secured Creditor that:
          5.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article V and Section 2.21 of the Credit Agreement as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Secured Creditors shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 5.1, be deemed to be a reference to such Guarantor’s knowledge.
          5.2 Power and Authority. Upon entry of the Final Order, each Grantor has the corporate or limited liability company power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Agreement and has taken all necessary corporate or limited liability company actions to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement.
          5.3 Valid and Binding Obligation. Upon the entry by the Bankruptcy Court of the Final Order, each Grantor is duly authorized to execute and deliver this Agreement to the Collateral Agent, and this Agreement constitutes the legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).
          5.4 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns, or has rights in, each item of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Creditors, pursuant to this Agreement or as are permitted by the Credit Agreement.
          5.5 Perfected First Priority Liens. Upon the entry by the Bankruptcy Court of the Final Order, the security interests granted pursuant to this Agreement constitute valid and perfected first priority security interests on the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors (to the extent such security interest may be perfected thereby), as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Permitted Liens, and (ii) the Carve-Out.
          5.6 Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.
          5.7 Inventory and Equipment. Except for goods in transit and items sent to third parties for repair, on the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.
          5.8 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          5.9 Pledged Securities. (a) The shares of Pledged Stock pledged by the Grantors hereunder constitute (i) the certificates representing the certificated shares of each of the Guarantors and each first-tier Domestic Subsidiary of such Guarantors, in each case to the extent owned by a Grantor and otherwise required to be pledged hereunder, and (ii) the certificates representing 65% of the certificated shares of the Foreign Subsidiaries owned directly by a Grantor and otherwise required to be pledged hereunder, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
          (b) The Pledged Partnership Interests pledged by each Grantor constitute all of the issued and outstanding partnership interests of each Issuer that is a partnership in which such Grantor has any right, title and interest.
          (c) The Pledged LLC Interests pledged by each Grantor constitute all of the issued and outstanding limited liability company interests of each Issuer that is a limited liability company in which such Grantor has any right, title and interest.
          (d) All the shares of the Pledged Stock issued by Subsidiaries of Borrower and all of the Pledged LLC Interests and Pledged Partnership Interests have been duly and validly issued and are fully paid and nonassessable (to the extent applicable).
          (e) Each of the Intercompany Notes, and to the knowledge of the applicable Grantor, each of the other Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and the security interest created by this Agreement and the Final Order.
          5.10 Receivables. (a) No amount in excess of $250,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than an item deposited for collection in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by the terms of this Agreement.
          (b) None of the obligors on any Receivables is a governmental authority except with respect to immaterial amounts.
          (c) The amounts represented by such Grantor to any of the Lenders from time to time as owing to such Grantor in respect of the Receivables will, when taken as a whole, at such times be accurate in all material respects.
          5.11 Contracts. (a) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (b) No amount in excess of $250,000 payable to such Grantor under or in connection with any Contract is evidenced by any Instrument (other than an item deposited for collection in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by the terms of this Agreement.
          (c) None of the parties to any material Contract is a governmental authority.
          5.12 Intellectual Property. (a) Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.
          (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), has not been abandoned and does not infringe the intellectual property rights of any other Person in any material respect.
          (c) Except as set forth in Schedule 6, on the date hereof, no material portion of the Intellectual Property set forth on Schedule 6 is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
          (d) No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which could reasonably be expected to have a material adverse effect on the value of any of the Intellectual Property set forth on Schedule 6.
          5.13 Leasehold Mortgages. No Grantor will execute, deliver or record, or permit to be executed, delivered or recorded, any leasehold mortgage or fixture filing in respect of any leasehold except for leasehold mortgages and fixture filings granted in favor of the Collateral Agent for the benefit of the Secured Creditors or as otherwise permitted by the Credit Agreement.
          5.14 Commercial Tort Claims On the date hereof, except to the extent listed on Schedule 3, no Grantor has rights in any Commercial Tort Claim with a value that could reasonably be expected to exceed $250,000.
SECTION 6. COVENANTS
          Each Grantor covenants and agrees with the Collateral Agent and the other Secured Creditors that, from and after the date of this Agreement until the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall have been paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit shall have been cash collateralized, returned or backstopped in accordance with the Credit Agreement) and the Commitments shall have terminated:
          6.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default under the Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
          6.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than items deposited for collection in the ordinary course of business), Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper (other than any Instrument, Certificated Security or Chattel Paper which evidences an amount payable which does not exceed $250,000) shall within 14 days of receipt be delivered (unless an Event of Default has occurred and is continuing under the Credit Agreement, in which case delivery shall be within 2 Banking Days of receipt) to the Collateral Agent, without further order of the Bankruptcy Court and at the sole expense of such Guarantor, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.
          6.3 Maintenance of Insurance. The Grantors agree to maintain insurance as required by the Credit Agreement.
          6.4 Payment of Obligations. Such Grantor will pay all postpetition obligations, including tax claims, when due, except (i) such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained or (ii) where the failure to keep to make such payments could not reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.5 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Collateral Agent, without further order from the Bankruptcy Court and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing (or authorizing the filing of) any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired”) and (ii) in the case of Investment Property, Pledged Securities, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” thereof (within the meaning of the applicable Uniform Commercial Code) (other than Excluded Accounts).
          6.6 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location (except for goods in transit, items sent to third parties for repair or mobile goods) at which Inventory or Equipment shall be kept:
     (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 5.6; or
     (ii) change its legal name.

          6.7 Notices. Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:
     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially and adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and
     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          6.8 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any certificate or instrument (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares or units of the Pledged Stock, the Pledged LLC Interests or the Pledged Partnership Interests, or otherwise in respect thereof, such Grantor shall (without further order of the Bankruptcy Court) accept the same for the benefit of the Collateral Agent and the other Secured Creditors, hold the same in trust for the Collateral Agent and the other Secured Creditors and deliver the same within 14 days of receipt (unless an Event of Default has occurred and is continuing under the Credit Agreement, in which case delivery shall be within 2 Banking Days of receipt) to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock or other power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be applied to the Obligations in accordance with the Collateral Agency Agreement and the Credit Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Creditors, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
          (b) During the continuance of an Event of Default in the case of clauses (i), (ii) and (iv) of this paragraph, such Grantor will not (i) vote to enable, or take any other action to permit, any of its Issuers to issue any stock, partnership interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Final Order or as otherwise permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.
          6.9 [Reserved].
          6.10 Intellectual Property. (a) Except as the Collateral Agent may otherwise consent in its reasonable discretion (such consent not to be unreasonably withheld or delayed), such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force in all material respects free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) Except as the Collateral Agent may otherwise consent in its reasonable discretion (such consent not to be unreasonably withheld or delayed), such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
          (c) Except as the Collateral Agent may otherwise consent in its reasonable discretion (such consent not to be unreasonably withheld or delayed), such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (e) Such Grantor will notify the Collateral Agent and the other Secured Creditors promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent concurrently with each quarterly compliance certificate delivered pursuant to Section 6.03(d) of the Credit Agreement. Upon the reasonable request of the Collateral Agent, such Grantor shall promptly execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the other Secured Creditors’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, in each case to the extent such Copyright, Patent or Trademark constitutes Collateral.
          (g) Except as the Collateral Agent may otherwise consent in its reasonable discretion (such consent not to be unreasonably withheld or delayed), such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party (except as the Collateral Agent may otherwise consent in its reasonable discretion (such consent not to be unreasonably withheld or delayed)), such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
          6.11 Receivables. Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any material Receivable, (ii) compromise or settle any material Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any material Receivable, (iv) allow any credit or discount whatsoever on any material Receivable or (v) amend, supplement or modify any material Receivable in any manner that could materially adversely affect the value thereof.
          6.12 Commercial Tort Claims If such Grantor shall obtain an interest in any Commercial Tort Claim with a value that could reasonably be expected to exceed $250,000, such Grantor shall, concurrently with the delivery of the quarterly compliance certificate pursuant to Section 6.03(d) of the Credit Agreement, execute and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
          6.13 Opt-in. Without the prior written consent of the Collateral Agent, such Grantor shall not vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC unless such Grantor shall promptly notify the Collateral Agent in writing of any such proposed election or action and shall take all steps necessary or advisable to establish the Collateral Agent’s “control” on the date such Pledged Partnership Interests or Pledged LLC Interests are treated as securities for purposes of the UCC.
SECTION 7. REMEDIAL PROVISIONS
          7.1 Certain Matters Relating to Receivables. (a) At any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, (i) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications; and (ii) upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement. If required by the Collateral Agent at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Banking Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Creditors only as provided in Section 7.5 (a “Collateral Account”), and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Creditors, segregated from other funds of such Grantor. Each such deposit of Proceeds of

Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At the Collateral Agent’s request, at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          7.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may, at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
          (b) Upon the request of the Collateral Agent at any time that an Event of Default shall have occurred and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Collateral Agent. In the event that all Events of Default have been cured or waived in accordance with the Credit Agreement, each Grantor shall have the right to notify (and upon request by the Grantors, the Collateral Agent shall notify) such obligors on the Receivables and parties to the Contracts that such payments in respect thereof shall be made directly to the applicable Grantor.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating thereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          7.3 Pledged Securities. (a) Unless (i) an Event of Default shall have occurred and be continuing under the Credit Agreement and (ii) the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends or distributions or other amounts paid in respect of the Pledged Stock, all distributions in respect of the Pledged Partnership Interests and Pledged LLC Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate and partnership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or partnership right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.
          (b) If (i) an Event of Default shall occur and be continuing under the Credit Agreement and (ii) the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, without further order of the Bankruptcy Court, (1) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (2) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate, partnership and other rights pertaining to such Pledged Securities at any meeting of shareholders or partners (as the case may be) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or partnership structure (as the case may be) of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default under the Credit Agreement has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Pledged Securities directly to the Collateral Agent.
          (d) In the case of each Grantor which is a general partner or member in any Person which has issued equity interests constituting Pledged Security, such Grantor consents to (a) the grant of a security interest and lien in the Pledged Security, (b) the subsequent assignment or transfer by the Collateral Agent of such Pledged Security and (c) the sale, foreclosure or other realization upon any of the Collateral, in each case in connection with asserting its rights and remedies in accordance with the terms herein.

          (e) After any and all Events of Default have been cured or waived in accordance with the Credit Agreement, each Grantor shall automatically have the right to (i) exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to this Agreement, and (ii) receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which it would be authorized to receive and retain pursuant to this Agreement. Upon the written request of any Grantor, and with reasonable promptness after such cure or waiver and receipt of such written notice, the Collateral Agent shall repay and deliver to such Grantor all cash and monies delivered to the Collateral Agent in accordance with the terms of this Agreement that such Grantor is entitled to retain absent an Event of Default that was not applied in accordance with the Credit Agreement.
          7.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Lenders specified in Section 7.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.
          7.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election and without further order of the Bankruptcy Court, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in accordance with the Collateral Agency Agreement and the Credit Agreement. Any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), no Letters of Credit shall be outstanding (unless such Letter of Credit shall have been cash collateralized, returned or backstopped in accordance with the Credit Agreement) and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. Proceeds held in the Collateral Account at any time when no Default or Event of Default exists shall be returned to the Borrower.
          7.6 Code and Other Remedies. If an Event of Default shall occur and be continuing under the Credit Agreement, and without further order of the Bankruptcy Court, the Collateral Agent, on behalf of the Secured Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice or demand required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of one primary counsel and one local counsel in each appropriate jurisdiction with respect thereto, to the payment in whole or in part of the Obligations, in such order set forth in Section 4(b) clause Third of the Collateral Agency Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     7.7 Registration Rights. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, Pledged LLC Interests or Pledged Partnership Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock, Pledged LLC Interests or Pledged Partnership Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (b) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock, Pledged LLC Interests or Pledged Partnership Interests pursuant to this Section 7.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.7 will cause irreparable injury to the Collateral Agent and the other Secured Creditors, that the Collateral Agent and the other Secured Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
          7.8 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Creditor to collect such deficiency.
Anything in this Section 7 (or any other provision herein) to the contrary notwithstanding, the Collateral Agent shall not exercise any remedies with respect to the Collateral under this Agreement unless Collateral Agent, prior to taking such action, first provides the applicable Grantor with five (5) Banking Days’ prior written notice (with a copy to counsel for the Official Creditors’ Committee appointed in the Cases, and to the United States Trustee for the District in which the Cases are pending).
SECTION 8. THE COLLATERAL AGENT
          8.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Creditors’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) with five Banking Days prior notice, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     Anything in this Section 8.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default under the Credit Agreement shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The reasonable out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on past due Reference Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent within thirty days of written demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          8.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Creditors hereunder are solely to protect the Collateral Agent’s and the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Creditor to exercise any such powers. The Collateral Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.
          8.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property whether now owned or hereafter acquired” or a similar description in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent under either the Exit Credit Agreement or the Alternative Exit Credit Agreement (as the case may be) of any financing statement with respect to the Collateral (as defined therein) made prior to the date thereof. The Collateral Agent shall furnish Borrower with a copy of any documents filed or recorded pursuant to this Section 8.3; provided that failing to furnish such copies shall not affect the validity of effectiveness of such filing or recordation.

          8.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Creditors, be governed by the Credit Agreement, the Collateral Agency Agreement and the other Credit Documents, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 9. MISCELLANEOUS
          9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.06 of the Credit Agreement.
          9.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be affected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
          9.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Creditor shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default under any Credit Agreement. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Creditor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          9.4 Enforcement Expenses; Indemnification. (a) Without duplication of Section 9.06 of the Credit Agreement, each Guarantor agrees to pay or reimburse the Collateral Agent within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable costs and out-of-pocket expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party and any other documents or instruments prepared in connection herewith or therewith and in connection with any refinancing or restructuring of the Guarantor Obligations in the nature of a “work out”, including, without limitation, reasonable fees and out of pocket expenses of two consultants or restructuring advisors (such consultants or restructuring advisors shall be reasonably acceptable to the Guarantors) and one outside counsel and one local counsel in each appropriate jurisdiction which may be paid or incurred by the Collateral Agent.
          (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.08 of the Credit Agreement.
          (d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under any of the Credit Agreement and the other Credit Documents.
          9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
          9.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          9.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          9.9 Integration. This Agreement and the other Credit Documents and the documents and agreements entered into with respect to the Operating Bank Obligations represent the agreement of the Grantors, the Collateral Agent and the Secured Creditors with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Creditor relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents or such other documents and agreements.

          9.10 GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          9.11 Submission To Jurisdiction; Waivers. THE SECURED CREDITORS SHALL ENFORCE ANY CLAIM ARISING UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE SECURED CREDITORS MAY ENFORCE EACH CLAIM IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
          9.12 Acknowledgements. Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;
     (b) neither the Collateral Agent nor any other Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors.
          9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY GRANTOR AND ANY SECURED CREDITOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          9.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 3.04 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
          9.15 Releases; Exercise of Remedies. (a) At such time as the Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), the Commitments have been terminated and no Letters of Credit shall be outstanding (unless such Letter of Credit shall have been cash collateralized, returned or backstopped in accordance with the Credit Agreement), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Banking Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents.
          (c) In addition, the Collateral Agent shall release all or a portion of the Collateral upon directions from the Agent in accordance with the Collateral Agency Agreement.
          (d) By acceptance of the benefits hereof, each Secured Creditor acknowledges and consents to the provisions of this Section 9.15 and agrees that neither the Collateral Agent nor the Administrative Agent shall incur any liability whatsoever to any Secured Creditor for any release directed or consented to by it in accordance with the Collateral Agency Agreement or the Credit Agreement.
          9.16 Operating Bank Obligations. By acceptance of the benefits hereof, each Operating Bank acknowledges and consents to the provisions of the Collateral Agency Agreement, and that it shall not be entitled to the benefits of this Agreement or the Operating Bank Guaranty except pursuant to the terms and conditions of the Collateral Agency Agreement.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Title: Senior Vice President
Superpriority Debtor-in-Possession Guarantee and Collateral Agreement

BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY REFS WEST HARTFORD, LLC
BALLY SPORTS CLUBS, INC.
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS FRANCHISING, INC.
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF CALIFORNIA, INC.
BALLY TOTAL FITNESS OF COLORADO, INC.
BALLY TOTAL FITNESS OF CONNECTICUT COAST, INC.
BALLY TOTAL FITNESS OF CONNECTICUT VALLEY, INC.
BALLY TOTAL FITNESS OF GREATER NEW YORK, INC.
BALLY TOTAL FITNESS OF MINNESOTA, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF PHILADELPHIA, INC.
BALLY TOTAL FITNESS OF RHODE ISLAND, INC.
BALLY TOTAL FITNESS OF THE MID-ATLANTIC, INC.
BALLY TOTAL FITNESS OF THE MIDWEST, INC.
BALLY TOTAL FITNESS OF THE SOUTHEAST, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BALLY TOTAL FITNESS OF UPSTATE NEW YORK, INC.
BTF/CFI, INC.
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
HOLIDAY/SOUTHEAST HOLDING CORP.
JACK LA LANNE HOLDING CORP.
NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
RHODE ISLAND HOLDING COMPANY
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.

By:	/s/ Marc D. Bassewitz

Name: Marc D. Bassewitz
Title: Senior Vice President
for each of the Guarantors listed above
Superpriority Debtor-in-Possession Guarantee and Collateral Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:	/s/ Gavin Balera

Name: Gavin Balera
Title: Authorized Signatory
Superpriority Debtor-in-Possession Guarantee and Collateral Agreement